As filed with the Securities and Exchange Commission on September 26, 1997
                                                 Registration No. 333-________

================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                           LUKENS MEDICAL CORPORATION
             (Exact name of registrant as specified in its charter)

                 Delaware                                      22-2429965
      (State or other jurisdiction of                       (I.R.S. Employer
      incorporation or organization)                     Identification Number)

                         3820 Academy Parkway North, NE
                          Albuquerque, New Mexico 87109
                                 (505) 342-9638
               (Address, including zip code, and telephone number,
                      including area code, of Registrant's
                          principal executive offices)

                               Robert S. Huffstodt
                      President and Chief Executive Officer
                           Lukens Medical Corporation
                         3820 Academy Parkway North, NE
                          Albuquerque, New Mexico 87109
                                 (505) 342-9638
    (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                   Copies to:
                             Lawrence M. Bell, Esq.
                        Golenbock, Eiseman, Assor & Bell
                               437 Madison Avenue
                            New York, New York 10022
                                 (212) 907-7300


    Approximate date of commencement of proposed sale to the public: From time to time or at one time after the effective date of this Registration Statement as determined by the Selling Stockholders.

    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: [ ]

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box: [X]

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: [ ]


                         CALCULATION OF REGISTRATION FEE
======================================  =================== ===================  =================== ====================
                                                                 Proposed             Proposed
                                                                  Maximum              Maximum
                                                                 Offering             Aggregate           Amount of
        Title of Each Class of             Amount to Be            Price              Offering           Registration
     Securities to Be Registered           Registered(1)       Per Share(2)           Price(2)                Fee
======================================  =================== ===================  =================== ====================

Common Stock, $0.01 par value                 500,000             $4.3125            $2,156,250            $653.40

======================================  =================== ===================  =================== ====================

(1) Includes 435,000 shares of the Company's Common Stock issuable upon the exercise of currently exercisable warrants held by each of the Selling Stockholders.

(2) Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(c), based on the average of the bid and asked prices per share of $4.3125 on the Nasdaq Stock Market/SmallCap System on September 11, 1997.

                             ---------------------


     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

INFORMATION   CONTAINED  HEREIN  IS  SUBJECT  TO  COMPLETION  OR  AMENDMENT.   A
REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                 SUBJECT TO COMPLETION, DATED SEPTEMBER 26, 1997

PROSPECTUS
                           LUKENS MEDICAL CORPORATION

                                 500,000 SHARES

                                  COMMON STOCK


     This Prospectus relates to 500,000 shares (the "Shares") of common stock, $.01 par value per share ("Common Stock"), of Lukens Medical Corporation (the "Company" or the "Registrant"). All of the Shares offered hereby are being sold by the Selling Stockholders named herein under "Selling Stockholders." Such Shares are being offered on a continuous basis pursuant to Rule 415 under the Securities Act of 1933 (the "Securities Act"). No underwriting discounts, commissions or expenses are payable or applicable in connection with the sale of such Shares. See "Selling Stockholders" and "Plan of Distribution."

     The shares of Common Stock of the Company are traded on the Nasdaq Stock Market/SmallCap System ("Nasdaq/SmallCap") and the Pacific Stock Exchange. On September 11, 1997, the last sales price for the shares of Common Stock as reported on the Nasdaq/SmallCap was $4.3125 per share. The Company will not receive any part of the proceeds from the sale of the Shares. The expenses of the offering (exclusive of brokers' or other agents' commissions) payable by the Company are estimated at $6,653.40. The Company will pay all expenses incurred in connection with the offering of the Shares other than brokers' or other agents' commissions and any out-of-pocket expenses of the Selling Stockholders. The Shares offered hereby represent approximately 14.5% of the Company's currently outstanding Common Stock.

             THE COMMON STOCK OFFERED HEREBY INVOLVES A HIGH DEGREE
                          OF RISK. SEE "RISK FACTORS."

            THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY
               THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE
                  SECURITIES COMMISSION NOR HAS THE COMMISSION
                    OR ANY STATE SECURITIES COMMISSION PASSED
                      UPON THE ACCURACY OR ADEQUACY OF THIS
                         PROSPECTUS. ANY REPRESENTATION
                              TO THE CONTRARY IS A
                                CRIMINAL OFFENSE.
     ----------------------------------------------------------------------


                  The date of this Prospectus is September 26, 1997.

                              AVAILABLE INFORMATION


     The Company has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form S-3 under the Securities Act for the registration of the Shares. This Prospectus, which constitutes a part of the Registration Statement, does not contain all of the information set forth in the Registration Statement, certain items of which are contained in exhibits and schedules to the Registration Statement as permitted by the rules and regulations of the Commission. For further information with respect to the Company and the Shares, reference is made to the Registration Statement, including the exhibits thereto. Statements made in this Prospectus concerning the contents of any document referred to herein are not necessarily complete. With respect to each such document filed with the Commission as an exhibit to the Registration Statement, reference is made to the exhibit for a more complete description of the matter involved, and each such statement shall be deemed qualified in its entirety by such reference. Items and information omitted from this Prospectus but contained in the Registration Statement may be inspected and copied at the Public Reference Facilities maintained by the Commission at Judiciary Plaza, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549.

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements, and other information statements with the Commission. Copies of such materials may be inspected without charge at the offices of the Commission, and copies of all or any part thereof may be obtained from the Commission's public reference facilities at 450 Fifth Street, N.W., Washington, D.C. 20549, or at the regional offices of the Commission located at 7 World Trade Center, New York, New York 10048, and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, upon payment of the fees prescribed by the Commission. The Commission maintains a World Wide Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of the site is http://www.sec.gov. In addition, the Common Stock is quoted for trading on the Nasdaq/SmallCap and the Pacific Stock Exchange. Reports, proxy statements and other information concerning the Company may be inspected at the offices of the National Association of Securities Dealers, Inc., 9513 Key West Avenue, Rockville, Maryland 20850, and the Pacific Stock Exchange, 301 Pine Street, San Francisco, California 94104.

NO PERSON IS AUTHORIZED IN CONNECTION WITH ANY OFFERING MADE HEREBY TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS AND ANY INFORMATION OR REPRESENTATION NOT CONTAINED OR INCORPORATED HEREIN MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY SELLING STOCKHOLDER. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY BY ANY PERSON IN ANY JURISDICTION IN WHICH IT IS UNLAWFUL FOR SUCH PERSON TO MAKE SUCH AN OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS AT ANY TIME NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, IMPLY THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY DATE SUBSEQUENT TO THE DATE HEREOF.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     Incorporated herein by reference and made a part of this Prospectus are the following: (1) the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1996; (2) the Company's Quarterly Report on Form 10-QSB for the fiscal quarter ended March 31, 1997; (3) the Company's Quarterly Report on Form 10-QSB for the fiscal quarter ended June 30, 1997; (4) the Company's Current Report on Form 8-K filed with the Commission on May 21, 1997; (5) the Company's Definitive Proxy Statement pursuant to Schedule 14A filed with the Commission on April 24, 1997; and (6) the description of the Common Stock, which is registered under Section 12 of the Exchange Act, contained in the Company's Registration Statement on Form 8-A dated April 20, 1992. All such referenced documents were filed under Commission File No. 1-11109. All documents subsequently filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14, or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the offering made hereby will be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the respective dates of filing of such documents. Any statement contained in any document incorporated by reference shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus. All information appearing in this Prospectus is qualified in its entirety by the information and financial statements (including notes thereto) appearing in the documents incorporated herein by reference, except to the extent set forth in the immediately preceding statement.

     The Company will provide without charge to each person who receives a Prospectus, upon written or oral request of such person, a copy of the information that is incorporated by reference herein (not including exhibits to the information that is incorporated by reference herein). Requests for such information should be directed to: Lukens Medical Corporation, 3820 Academy Parkway North, N.E., Albuquerque, New Mexico 87109, Attention: Chief Executive Officer. The Company's telephone number is: (505) 342-9638.

     This Prospectus contains forward-looking statements that involve risks and uncertainties. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth under "Risk Factors" and elsewhere in this Prospectus.

                                   THE COMPANY

     The Company is primarily engaged in the design, development, manufacturing and marketing of wound closure products for use in the medical industry, including, without limitation, suture products and bonewax. Suture products include sutures (a product consisting of suture material attached to a surgical needle) and ligatures (suture material not attached to a surgical needle). Suture materials are made from silk, catgut and other similar materials. Bonewax is a product used to temporarily seal severed bones during surgery. The Company markets its products for general surgery applications, including for use in oral and veterinary surgery, and for specialty surgery applications, including for use in plastic, ophthalmic and cardiovascular surgery.

     In March, 1996, the Company, through a wholly-owned subsidiary, acquired assets constituting the following three product lines of Ulster Scientific, Inc. of New Paltz, New York: (i) lancets, including needles and accessories, (ii) dispettes and (iii) infection control kits. Lancets are finger-prick devices used to draw small amounts of blood, primarily to test glucose levels. Dispettes are disposable diagnostic devices used primarily in physicians' offices to test blood. Infection control kits contain various items used in medical and scientific facilities to clean blood and other bodily fluid spills.

     In January, 1997, the Company entered into a new joint venture with certain of its international distribution partners to manufacture hypodermic needles, syringes and related medical products for distribution worldwide. As part of the transaction, the joint venture acquired a modern, fully-equipped 22,000 square foot plant in the Cochin Export Zone in Southern India.

     The Company's executive offices are located at 3820 Academy Parkway North, N.E., Albuquerque, New Mexico 87109, and its telephone number is (505) 342-9638.

                               RECENT DEVELOPMENTS

     On May 12, 1997, the Company acquired through merger Pro-Tec Containers, Inc., a Florida corporation ("Pro-Tec"), a manufacturer and marketer of a broad line of specialized containers for the disposal of used "sharps", such as needles and scalpel blades. Following the merger, Pro-Tec became a wholly-owned subsidiary of the Company. In connection with the acquisition of Pro-Tec, the Company registered for resale by certain selling stockholders 250,000 shares of Common Stock.

    On May 30, 1997, the Company acquired a majority interest in Techsynt-Industrial, Comercio, Importaco e Exportaco Ltda., a suture manufacturer based in Sao Paolo, Brazil. The Company's investment was primarily in the form of equipment and inventory.

                                  RISK FACTORS

     The securities offered hereby involve a high degree of risk, including, but not limited to, the risk factors described below. Each prospective investor should carefully consider the following risk factors inherent in and affecting the business of the Company and this offering before making an investment decision.

     PAST OPERATING LOSSES; ACCUMULATED DEFICIT; FLUCTUATIONS IN OPERATING RESULTS; UNCERTAINTY OF FUTURE PROFITABILITY. While the Company has been profitable for the past two years, the Company had previously incurred losses from operations. The Company has also historically experienced fluctuations in its operating results arising from fluctuations in sales to a number of major customers, as well as variations in operating costs. At December 31, 1996, the Company had an accumulated deficit of approximately $11 million. The Company's historical financial performance could limit its ability to attract additional financing, to compete effectively and to expand its operations. Future operating results will depend on many factors, including the level of competition, the Company's ability to satisfy applicable regulatory requirements and the
Company's ability to develop or acquire new products and technologies and control costs.

    DEPENDENCE ON DISTRIBUTORS; LIMITED MARKETING CAPABILITY. The Company's products are marketed primarily through a number of exclusive and non-exclusive distributors and manufacturers of complementary products, and the Company is substantially dependent on its arrangements with such third parties to generate product revenues. The loss of any of its major distributors, in the absence of substantially similar replacement arrangements, could have a material adverse effect on the Company's business.

     DEPENDENCE ON MAJOR CUSTOMERS. The Company is dependent upon a limited number of customers for a large percentage of its revenues. The loss of major customers or the inability to expand the Company's customer base could have a material adverse effect on the Company's financial condition.

     DEPENDENCE ON THIRD PARTIES FOR KEY COMPONENTS AND SUPPLIES. The Company is dependent on various foreign and domestic suppliers and other entities for the components of the products which it manufactures and markets. Although the Company believes that there are a number of alternative sources for most of its product components, certain of such components are obtained from a single source or a limited number of suppliers. The loss of any significant supplier, in the absence of a timely and satisfactory alternative arrangement, could adversely affect the Company. In addition, the Company could be adversely affected by delays in delivery or an inability to obtain products from manufacturers and suppliers.

     DEPENDENCE ON FOREIGN SUPPLIERS; RISKS OF FOREIGN SALES; RISKS OF FOREIGN OPERATIONS. The Company obtains supplies from a number of foreign suppliers and markets its products internationally. The Company may be subject to various import duties applicable to materials manufactured in foreign countries and, in addition, may be affected by various other import and export restrictions, as well as other considerations or developments impacting upon international trade, including economic or political instability, shipping delays and product quotas. These international trade factors will, under certain circumstances, have an impact both on the cost of components (which will, in turn, have an impact on the cost to the Company of the manufactured product) and the wholesale and retail prices of the products. To the extent that transactions relating to the purchase of components and materials or the sale of products involve currencies other than United States dollars, the operating results of the Company will be affected by fluctuations in foreign currency exchange rates.

    In addition to its activities in the United States, the Company presently operates through various joint ventures overseas. Foreign operations are subject to general risks attendant to the conduct of business in foreign countries, including economic uncertainties and foreign governmental regulations. In addition, the Company's international business may be affected by changes in demand or pricing resulting from fluctua tions in currency exchange rates or other factors. The Company does not currently engage in foreign currency hedging and may be exposed to gains or losses attributable to fluctuations in currency values.

    RISKS OF ACQUISITIONS. The Company has stated a goal of acquisitions of businesses or product lines compatible with the Company's business. While the Company continually evaluates possible acquisition opportunities, there can be no assurance that the Company will ultimately effect any acquisitions, which could adversely affect the Company's prospects, or that the Company will be able to successfully integrate into its operations any businesses which it may acquire or successfully market any products acquired. In addition, to the extent that the Company may, from time to time, depending on the opportunities available to it, fund its acquisitions with a combination of cash and equity securities, any such issuance of the Company's equity securities could result in dilution to the interests of the Company's then outstanding stockholders.

    GOVERNMENT REGULATION. The Company's products and operations are subject to the regulations of the U.S. Food & Drug Administration (the "FDA") governing medical devices and of comparable regulatory agencies in certain foreign countries. United States regulatory requirements promulgated under the Federal Food, Drug, and Cosmetic Act provide that the majority of the Company's products for human use may not be shipped in interstate commerce (or for export) without prior authorization from the FDA. Such authorization is based on review of the products' safety and effectiveness for their intended uses. Depending on the nature of a product, such authorization can require the submission of significant quantities of information to establish safety and effectiveness, and can take anywhere from several months to several years. Although the Company believes it has the necessary authorization to market all of its current products, delays or difficulties in obtaining necessary authorization for the commercialization of products developed or acquired by the Company could have a material adverse effect on the Company's business and prospects. The FDA also regulates the promotion of medical device products (except for advertisements for nonrestricted devices, which are regulated by other authorities). In addition, the Company is subject to certain registration, recordkeeping, manufacturing and reporting requirements and is subject to periodic FDA inspection. Future changes in regulations or enforcement policies could impose more stringent requirements on the Company, compliance with which could adversely affect the Company's business. Failure to comply with applicable regulatory requirements could result in enforcement action including withdrawal of marketing authorization, injunction, seizure of products, and liability for civil and/or criminal penalties, any of which could have an adverse effect on the Company.

    RISK OF GOVERNMENT CONTRACTING. To date, a significant portion of the Company's revenues have been derived from sales to the United States government. To the extent the Company continues to market its products to the government it could be subject to special risks, including delays in funding, lengthy review processes for awarding contracts, non-renewal, delay, termination, reduction or modification of contracts in the event of changes in the government's policies or as a result of budgetary constraints, all of which could have a material adverse effect on the Company. During 1996, the department of the U.S. Government responsible for procuring medical supplies, such as sutures, began purchasing more of such items outside the traditional bid system. The Company has been successful over the last several years in obtaining substantial awards under the bid system. The new system, which incorporates local dealers called Prime Vendors, is less sensitive to price and more sensitive to the impact of a direct sales force. As a result of the foregoing, since the Company has only a limited sales force, there can be no assurance that the Company will continue to meet or exceed its historical levels of sales of its products to the U.S. Government in the future.

    DEPENDENCE ON KEY PERSONNEL. The Company's success depends upon the continued contributions of John H. Robinson and Robert S. Huffstodt, Chairman of the Board, and President and Chief Executive Officer, respectively, as well as certain of its other executive officers and technical personnel. The competition for qualified personnel is intense, and the loss of services of certain key personnel could adversely affect the business of the Company.

    PATENTS AND PROPRIETARY RIGHTS. The Company relies primarily on trade secret laws to protect its technologies and innovations. There can be no assurance that trade secrets will be established, that secrecy obligations in effect for its employees, distributors and suppliers will be honored or that others will not independently develop similar or superior technology. To the extent that key employees or other third parties apply technology information independently developed by them or by others to Company projects, disputes may arise as to the proprietary rights to such information which may not be resolved in favor of the Company. There is no assurance that the Company's products will not infringe patents or other rights owned by others, licenses to which may not be available to the Company. Moreover, there can be no assurance that the Company will have the financial or other resources necessary to enforce or defend a patent infringement or proprietary rights violation. In addition, if the Company's products are deemed to infringe upon the patents or proprietary rights of others, the Company could, under certain circumstances, become liable for damages which could also have a material adverse effect on the Company.

    COMPETITION. The Company faces intense competition in the design, development and marketing of its products. Most of the Company's competitors have substantially greater financial, marketing and other resources than the Company. The Company believes that to remain competitive in the general surgery market it will be necessary to remain a low-cost producer. There can be no assurance that the Company will be successful in this regard.

    POTENTIAL PRODUCT LIABILITY. The testing and use of the Company's products entails an inherent risk of medical complications to patients and resultant product liability claims. While the Company presently maintains product liability insurance in the aggregate amounts of $2 million per occurrence and per year, there can be no assurance that the Company will be able to continue to obtain such insurance in the future or that such insurance will be sufficient to cover all possible liabilities. In the event of a successful suit against the Company or one of its customers, lack or insufficiency of insurance coverage could have a material adverse impact on the Company.

    AUTHORIZATION OF PREFERRED STOCK. The Company's Restated Certificate of Incorporation authorizes the issuance of "blank check" preferred stock with such designations, rights and preferences as may be determined from time to time by the Board of Directors. Accordingly, the Board of Directors is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of the Company's Common Stock. In the event of issuance, the preferred stock could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of the Company. Although the Company has no present intention to issue any shares of such "blank check" preferred stock, there can be no assurance that the Company will not do so in the future.

    DIVIDEND POLICY. To date, the Company has not paid cash dividends on its capital stock and does not anticipate paying any cash dividends on its Common Stock in the foreseeable future. In addition, the Company's agreement with its institutional lender contains restrictions on the Company's ability to pay dividends.

                                 USE OF PROCEEDS

    The Company will not receive any proceeds from the sale of the Shares offered by the Selling Stockholders hereby. All such proceeds will be received by the Selling Stockholders.


                              SELLING STOCKHOLDERS

    The Selling Stockholders are Salvatore R. Lenzo, Louis Levin, Edmund and Mary Shea Real Property Trust, Joseph Mandarino and Christopher Lenzo. Each of the Selling Stockholders is a holder of a warrant to purchase Common Stock, dated May 12, 1992 (which was originally issued on February 29, 1992), with an exercise price of $6.00 per share and an expiration date of May 5, 1998 (collectively, the "Warrants" and individually, a "Warrant"). The shares of Common Stock underlying the Warrants are being registered pursuant to the registration rights contained in the Warrants. As of September 11, 1997, 65,000 of the Shares were issued and outstanding and 435,000 of the Shares were issuable upon the exercise of the Warrants.

    Except as described below, no Selling Stockholder has had any position, office or other material relationship with the Company within the past three years.

    On June 11, 1997, the Company issued to Christopher Lenzo, one of the Selling Stockholders, a new warrant to purchase 65,000 shares of Common Stock at an exercise price of $4.50 per share and an expiration date of June 11, 1999 in consideration for his exercise and purchase of 65,000 shares of Common Stock pursuant to his Warrant approximately eleven months prior to the expiration date thereof. Such shares of Common Stock are not being registered pursuant to this Registration Statement, but carry "piggyback" registration rights.

Beneficial Ownership of the Selling Stockholders

    The following table sets forth with respect to each of the Selling Stockholders (i) the number of Shares beneficially owned as of September 11, 1997 and prior to the offering contemplated hereby, (ii) the maximum number of Shares which may be sold in the offering (assuming the exercise in full of all of the Warrants and the issuance of to the Selling Stockholders of all of the shares of Common Stock issuable thereunder) and (iii) the number of Shares which will be beneficially owned after the offering, assuming the sale of all the Shares set forth in (ii) above.


                                      Beneficial Ownership                                Beneficial Ownership
                                       Prior to Offering                                     After Offering
                                       -----------------                                     --------------
                                                                          Shares
Selling Stockholder                 Shares(1)   Percentage             Being Offered   Shares       Percentage
-------------------                 ---------   ----------             -------------   ------       ----------
  Salvatore R. Lenzo                100,000        3.2%                   100,000        -0-            -0-

  Louis Levin                        50,000        1.6%                    50,000        -0-            -0-

  Edmund and Mary Shea
    Real Property Trust             100,000        3.2%                   100,000        -0-            -0-

  Joseph Mandarino                   50,000        1.6%                    50,000        -0-            -0-

  Christopher Lenzo                 265,000(2)     8.3%                   200,000      65,000            2%


(1) Unless otherwise indicated, all such shares are issuable upon the exercise of a warrant to purchase shares of Common Stock held by such Selling Stockholder.

(2)  Includes 65,000 shares of Common Stock.

                              PLAN OF DISTRIBUTION


     The Company has been advised by the Selling Stockholders that the distribution of the Shares by one or more of the Selling Stockholders may be effected from time to time in transactions in the Nasdaq/SmallCap or the Pacific Stock Exchange at prices prevailing at the time of sale. The Selling
Stockholders may also make private sales directly or through a broker or brokers, who may act as agent or as principal. Further, the Selling Stockholders may choose to dispose of the shares offered hereby by gift to a third party or as a donation to a charitable or other non-profit entity. In connection with any sales, the Selling Stockholders and any brokers participating in such sales may be deemed to be underwriters within the meaning of the Securities Act.

     Any broker-dealer participating in such transactions as agent may receive commissions from the Selling Stockholders (and, if such broker acts as agent for the purchaser of such shares, from such purchaser), which are not expected to be in excess of customary commissions. Broker-dealers may agree with the Selling Stockholders to sell a specified number of shares at a stipulated price per share, and, to the extent such a broker-dealer is unable to do so acting as agent for the Selling Stockholders, to purchase as principal any unsold shares at the price required to fulfill the broker-dealer commitment to the Selling Stockholders. Broker-dealers who acquire shares as principal may thereafter resell such shares from time to time in transactions (which may involve cross and block transactions and which may involve sales to and through other broker-dealers, including transactions of the nature described above) in the over-the-counter market, in negotiated transactions or otherwise at market prices prevailing at the time of sale or at negotiated prices, and in connection with such resales may pay to or receive from the purchasers of such shares commissions computed as described above.

     The Company has advised the Selling Stockholders that the anti-manipulative Rules 10b-6 and 10b-7 under the Exchange Act, may apply to sales in the market and has informed them of the possible need for delivery of copies of this Prospectus. The Selling Stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act. Any commissions paid or any discounts or concessions allowed to any such broker-dealers, and, if any such broker-dealers purchase shares as principal, any profits received on the resale of such shares, may be deemed to be underwriting discounts and commissions under the Securities Act.

     Rule 10b-6 under the Exchange Act prohibits participants in a distribution from bidding for or purchasing for an account in which the participant has a beneficial interest, any of the securities that are the subject of the distribution. Rule 10b-7 under the Exchange Act governs bids and purchases made to stabilize the price of a security in connection with a distribution of the security.

     Upon the Company's being notified by the Selling Stockholders that any material arrangement has been entered into with a broker-dealer for the sale of shares through a cross or block trade, a supplemental prospectus will be filed under Rule 424 under the Securities Act, setting forth the name of the participating broker-dealer(s), the number of shares involved, the price at which such shares were sold by the Selling Stockholders, the commissions paid or discounts or concessions allowed by the Selling Stockholders to such broker-dealer(s), and where applicable, that such broker-dealer(s) did not conduct any investigation to verify the information set out in this Prospectus.

     Any securities covered by this Prospectus which qualify for sale pursuant to Rule 144 under the Act may be sold under that Rule rather than pursuant to this Prospectus. In general, under Rule 144 as currently in effect, a person (or persons whose shares are aggregated), including any person who may be deemed to be an "affiliate" of the Company, is entitled to sell within any three-month period "restricted shares" beneficially owned by him or her in an amount that does not exceed the greater of (i) 1% of the then outstanding shares of Common Stock or (ii) the average weekly trading volume in shares of Common Stock during the four calendar weeks preceding such sale, provided that at least one year has elapsed since such shares were acquired from the Company or an affiliate of the Company. Sales are also subject to certain requirements as to the manner of sale, notice and availability of current public information regarding the Company. However, a person who has not been an "affiliate" of the Company at any time within three months prior to the sale is entitled to sell his or her shares without regard to the volume limitations or other requirements of Rule 144, provided that at least two years have elapsed since such shares were acquired from the Company or an affiliate of the Company.

     This offering will terminate as to each Selling Stockholder on the earlier of (i) one year following the effective date of the Registration Statement, and
(ii) the date on which all shares offered hereby have been sold by the Selling Stockholders. There can be no assurance that any of the Selling Stockholders will sell any or all of the shares of Common Stock offered hereby.

     The Company and the Selling Stockholders have agreed to indemnify each other against certain liabilities in connection with the offering of the Shares, including, without limitation, liabilities arising under the Securities Act.

                                  LEGAL MATTERS

     The validity of the Shares has been passed upon for the Company by Golenbock, Eiseman, Assor & Bell, 437 Madison Avenue, New York, New York 10022.

                                     EXPERTS

     The consolidated financial statements of the Company as at December 31, 1996 and December 31, 1995, incorporated by reference herein from the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1996 have been audited by Neff & Company, independent auditors, as indicated in their report thereon, which are also incorporated by reference herein. Such audited consolidated financial statements have been incorporated by reference herein in reliance upon such report given upon the authority of said firm as experts in accounting and auditing.


No  dealer,  salesman,  or any  other  person  has  been
authorized  to  give  any  information  or to  make  any
representation   contained   in   this   Prospectus   in
connection with the offering made hereby,  and, if given
or made, such information or representation  must not be
relied upon as having been  authorized  by the  Company.
This Prospectus does not constitute an offer to sell, or
a solicitation of an offer to buy, any of the securities                          LUKENS MEDICAL
offered hereby in any jurisdiction to any person to whom                            CORPORATION
it is unlawful to make such an offer or  solicitation in
such   jurisdiction.   Neither  the   delivery  of  this
Prospectus nor any sale made  hereunder  shall under any
circumstances create any implication that there has been
no change in the affairs of the  Company  since the date
hereof  or that  the  information  contained  herein  is
correct  as of any time  subsequent  to the  dates as of
which such information is furnished.

                                                                                 500,000 SHARES OF
                                                                                   COMMON STOCK


                    TABLE OF CONTENTS



                                                    Page

Available Information..................................2                      -----------------------
Incorporation of Certain
Documents by Reference.................................3                            PROSPECTUS
The Company............................................3
Recent Developments....................................4                      -----------------------
Risk Factors...........................................4
Use of Proceeds........................................7
Selling Stockholders...................................7
Plan of Distribution...................................9
Legal Matters.........................................10
Experts...............................................10



                                                                                SEPTEMBER 26, 1997





                                     PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS




ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     Registration fee to the Securities
     and Exchange Commission....................................   $  653.40

     Accounting fees and expenses...............................   $    0

     Legal fees and expenses....................................   $5,000.00

     Miscellaneous expenses.....................................   $1,000.00
                                                                    --------

          Total.................................................   $6,653.40
                                                                    ========


     The foregoing items, except for the registration fee to the Securities and Exchange Commission, are estimated. All expenses of the offering, other than selling discounts, commissions and legal fees and expenses incurred separately by the Selling Stockholders, will be paid by the Company.


ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Restated Certificate of Incorporation of the Company provides that the Company shall indemnify its officers and directors to the full extent permitted by the Delaware General Corporation Law (the "GCL").

     Reference is hereby made to Section 145 of the GCL relating to the indemnification of officers and directors, which Section is hereby incorporated herein by reference. In accordance with Section 102(a)(7) of the GCL, the Restated Certificate of Incorporation of the Registrant eliminates the personal liability of directors to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director with certain limited exceptions set forth in Section 102(a)(7).

     The Company has also entered into indemnification agreements with its directors and executive officers, the form of which was filed as an exhibit to the Registrant's Registration Statement on Form S-1, dated May 5, 1992, Registration No. 33-46466.

     Provision for indemnification of directors and officers is made in Section 145 of the Delaware General Corporation Law.


ITEM 16. EXHIBITS.

     A list of exhibits included as part of this Registration Statement is set forth in the Exhibit Index which immediately precedes such exhibits and is hereby incorporated by reference herein.

ITEM 17. UNDERTAKINGS.

     (a) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (b)  The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (b)(1)(i) and (b)(1)(ii) above do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (c) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Albuquerque and State of New Mexico on this 23rd day of September, 1997.

                                         LUKENS MEDICAL CORPORATION



                                         By:     /s/ Robert S. Huffstodt
                                                 -------------------------------
                                         Name:    Robert S. Huffstodt
                                         Title:   President and Chief Executive
                                                    Officer

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints Robert S. Huffstodt as his attorney-in-fact, and agent, with the power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to sign any registration statement for the same offering covered by this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1993, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:



/s/ Robert S. Huffstodt                                       September 23, 1997
------------------------------
Robert S. Huffstodt,
President, Chief Executive Officer and Director (principal
 executive officer and principal financial and accounting
 officer)


/s/ John H. Robinson                                          September 23, 1997
------------------------------
John H. Robinson,
Director


/s/ Robert L. Priddy                                          September 23, 1997
------------------------------
Robert L. Priddy,
Director

                                INDEX TO EXHIBITS
                           LUKENS MEDICAL CORPORATION


Exhibit
No.       Description                                                 Page

5.1       Opinion of Golenbock, Eiseman, Assor & Bell
           regarding the legality of the securities being issued

23.1      Consent of Neff & Company

23.2      Consent of Golenbock, Eiseman, Assor & Bell
           (contained in Exhibit 5.1)